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                                                                    EXHIBIT 23.3

                       CONSENT OF LEHMAN BROTHERS, INC.

     We hereby consent to the inclusion in the Joint Prospectus/Proxy Solicitation Statement forming part of this Registration Statement on Form S-4 of Quantum Direct Corporation. ("Parent") relating to the proposed merger involving National Media Corporation and ValueVision International, Inc. of our opinion attached as Appendix B thereto and to the reference to such opinion and to our firm therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "experts" as used in the Securities Act of 1933.

                                          Lehman Brothers, Inc.

                                          By: /s/ Paul G. Parker
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